Exhibit 28 (j)(3) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated October 24, 2022, with respect to the financial statements of Federated Hermes SDG Engagement High Yield Credit Fund, a portfolio in the Federated Hermes Adviser Series, as of August 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

November 22, 2022